UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 6, 2019
Date of Report (Date of earliest event reported)

AEVI GENOMIC MEDICINE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35112	98-0217544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

435 Devon Park Drive, Suite 715

Wayne, Pennsylvania 19087

(Address of principal executive offices, zip code)

(610) 254-4201
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing, Rule or Standard; Transfer of Listing.

On February 6, 2019, Aevi Genomic Medicine, Inc. (the “Company”) received a notification from the NASDAQ Stock Market (“NASDAQ”) indicating that the minimum bid price of the Company’s common stock has been below $1.00 per share for 30 consecutive business days and as a result, the Company is not in compliance with the minimum bid price requirement for continued listing. The NASDAQ notice has no immediate effect on the listing or trading of the Company’s common stock.

Under NASDAQ Listing Rule 5810(c)(3)(A), the Company has a grace period of 180 calendar days, or until August 5, 2019, in which to regain compliance with the minimum bid price rule. To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this grace period.

If the Company does not regain compliance before August 5, 2019, NASDAQ stated that it will provide the Company with written notice that its securities are subject to delisting. At that time, the Company may appeal NASDAQ’s determination to a NASDAQ Listing Qualifications Panel, which would stay any further delisting action by NASDAQ pending a final decision by the panel. Alternatively, the Company may be eligible for an additional grace period if it meets the initial listing standards, with the exception of bid price, for the NASDAQ Capital Market, and the Company successfully applies for a transfer of its securities to that market. Such a transfer would provide the Company with an additional 180 calendar day period to regain compliance with the minimum bid requirement.

The Company actively monitors the price of its common stock and will consider all available options to regain compliance with the continued listing standards of NASDAQ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEVI GENOMIC MEDICINE, INC.

By:	/s/ Michael F. Cola
Name: Michael F. Cola
Title: President and Chief Executive Officer

Date: February 12, 2019